As filed pursuant to Rule 424(b)(5)
Registration No. 333-269005

Prospectus Supplement (to Prospectus dated January 30, 2023)

13,400,000 Shares

Purple Innovation, Inc.

Class A common stock

$4.50 Per Share

We are offering 13,400,000 shares of our Class A common stock.

Our Class A common stock trades on the Nasdaq Global Select Market under the trading symbol “PRPL.” On February 8, 2023, the last sale price of our Class A common stock as reported on the Nasdaq Global Select Market was $5.65 per share.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-14, as well as the risk factors described in the sections titled “Risk Factors” contained in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022.

	PER SHARE	TOTAL
Public offering price	$4.50	$60,300,000.00
Underwriting discounts and commissions (1)	$0.225	$3,015,000.00
Proceeds, before expenses, to Purple Innovation, Inc.	$4.275	$57,285,000.00

1.	See “Underwriting” beginning on page S-30 for a description of the compensation payable to the underwriters.

To the extent that the underwriters sell more than 13,400,000 shares of our Class A common stock, the underwriters have the option to purchase up to an additional 2,010,000 shares from us at the price to the public less the underwriting discounts and commissions.

Investment funds and vehicles affiliated with or managed by Coliseum Capital Management, LLC (collectively, “Coliseum”), who collectively hold 44.7% of our outstanding Class A common stock as of the date of this prospectus supplement, have certain contractual preemptive rights relating to the sale of our securities. Contingent upon the underwriters exercising their option to purchase additional shares of our Class A common stock in this offering, we may sell to Coliseum up to its pro rata share of the Class A common stock sold pursuant to such option in a concurrent private placement at the public offering price per share. See “Prospectus Supplement Summary—Coliseum Preemptive Rights.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A common stock to the purchasers on February 13, 2023.

Joint Book-Running Managers

BMO Capital Markets	KeyBanc Capital Markets

Book-running Managers

Truist Securities	Raymond James

Co-Managers

Craig-Hallum	Roth Capital Partners	Wedbush Securities

Prospectus Supplement dated February 8, 2023.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relate to the offering of our Class A common stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on December 27, 2022 and amended on January 27, 2023 with the SEC using a “shelf” registration process with respect to up to $90,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on January 30, 2023.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of Class A common stock.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Purple,” “Purple Inc.,” the “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc., a Delaware corporation, and, where appropriate, its subsidiary Purple Innovation, LLC (“Purple LLC”).

Overview

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, bases, sheets, and other products. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through direct-to-consumer e-commerce and Purple retail showrooms and retail brick-and-mortar wholesale partners. Our wholesale door count increased from approximately 1,400 doors at the end of the third quarter of 2019 to approximately 3,300 doors at the end of the third quarter of 2022. As of December 31, 2022, we had approximately 1,432 employees engaged in research and development, manufacturing, marketing and online sales and service, wholesale development, retail showrooms and in general corporate functions, and approximately 97 temporary workers.

Recent Developments in our Business

Coliseum Capital Management, LLC Proposal

On September 17, 2022, we received an unsolicited and non-binding proposal from Coliseum Capital Management, LLC (“CCM”) to acquire our remaining outstanding common stock not already beneficially owned by CCM for $4.35 per share in cash. At the time of the offer, CCM beneficially owned approximately 45% of our outstanding equity. The CCM proposal is conditioned upon the transaction being (a) negotiated by, and subject to the approval of, a special committee of independent and disinterested members of the board of directors (the “Special Committee”) and (b) subject to a non-waivable condition requiring approval by the affirmative vote of a majority of the shares of common stock not owned by CCM or other interested parties. The Special Committee was formed by the board of directors to determine the necessary actions to evaluate the CCM proposal and determine the course of action that is in the best interests of all of our shareholders. The board of directors expressly granted the Special Committee the ability to decline the CCM proposal. In addition, the Special Committee adopted the Rights Agreement (as defined below) to have the time and flexibility necessary to evaluate the CCM offer. The Special Committee subsequently rejected CCM’s offer.

On January 13, 2023, CCM submitted a Cooperation Proposal, pursuant to which they proposed that we, in exchange for CCM’s formal withdrawal of their September 17, 2022 proposal, (i) expand the size of the board to nine directors, (ii) retain four of the existing seven directors, including Rob DeMartini, Adam Gray, and two independent directors agreed upon by us and CCM, (iii) appoint two new directors affiliated with CCM, (iv) appoint two new directors designated by CCM, which directors must be independent, not affiliated with CCM, and subject to board approval, and

(v) appoint one new director mutually identified by us and CCM, which director must be independent, not affiliated with CCM, and subject to board approval. On January 19, 2023, the board of directors released a statement acknowledging CCM’s Cooperation Proposal and indicating the board’s position that the Cooperation Proposal is not appropriate. We remain interested in working cooperatively with CCM and will continue to seek to do so while protecting the interests of all shareholders.

Stockholder Rights Agreement

On September 25, 2022, with the authorization of the board of directors, the Special Committee approved the adoption of a limited-duration stockholder rights agreement (the “Rights Agreement”) with an expiration date of September 25, 2023. The Special Committee adopted the Rights Agreement in response to CCM’s substantial increase in ownership of our shares over the last year and the Special Committee’s desire to have the time and flexibility necessary to evaluate CCM’s offer to acquire our outstanding common stock not already beneficially owned by CCM. The Rights Agreement is intended to enable our shareholders to realize the full value of their investment and to guard against any attempts to gain control of us without paying all shareholders an appropriate control premium. The Rights Agreement applies equally to all current and future shareholders and does not deter any offer or preclude the Special Committee from considering an offer that is fair and otherwise in the best interests of our shareholders.

Upon adopting the Rights Agreement, 300,000 shares of our authorized shares of preferred stock, par value $0.0001 per share, were designated as Preferred Shares. In accordance with the Rights Agreement, on September 25, 2022, the Special Committee authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our Class A and Class B common stock to stockholders of record at the close of business on October 6, 2022. Upon the occurrence of certain triggering events, each Right entitles the holder to purchase from us one one-thousandth of a share of the newly designated Preferred Shares at an exercise price of $20.00. The Rights will be exercisable only if a person or group acquires beneficial ownership (including certain synthetic equity positions created by derivative securities) of 20% or more of our outstanding shares of common stock. Any person or group that beneficially owned more than the triggering percentage when the board of directors adopted the Rights Agreement will not trigger the Rights Agreement so long as such person or group continues to beneficially own at least the triggering percentage of the outstanding shares of Class A common stock and does not acquire shares of Class A common stock to beneficially own an amount equal to or greater than the greater of the triggering percentage and the sum of the lowest beneficial ownership of such person or group, as a percentage of the outstanding shares of Class A common stock, since the public announcement of the adoption of the Rights Agreement plus one share of the then outstanding shares of Common Stock.

Preliminary Results for the Year Ended December 31, 2022

For the year ended December 31, 2022, we expect to report:

•	Net sales of approximately $574 million, a decrease of approximately 20.9% compared to net sales of $726 million for the year ended December 31, 2021;

•	Net loss between $83.7 million and $97.5 million, compared to net income of $4 million for the year ended December 31, 2021; and

•

Adjusted EBITDA, which is a non-GAAP financial measure, at the low end of its guidance range of between $2 million and $7 million, compared to adjusted EBITDA of $11 million for the year ended December 31, 2021.

As of December 31, 2022, we had approximately $41.8 million in cash and cash equivalents.

Adjusted EBITDA is a non-GAAP financial measure that removes the impact of costs incurred due to stock-based compensation expense, tax receivable agreement income, warrant liability, vendor separation fee, nonrecurring legal fees, acquisition expenses, executive interim and search costs, showroom opening costs, new production facility start-up costs, COVID-19 related expenses and severance costs. We believe that the use of adjusted EBITDA provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. A reconciliation of GAAP net income (loss) to the non-GAAP measure of adjusted EBITDA is provided below.

(in thousands)	Year Ended December 31, 2022
	Low	High
GAAP net loss	$(83,679)	$(97,479)
Interest expense	3,536	3,536
Income tax expense	206,383	220,383
Other income, net	(421)	(421)
Depreciation and amortization	17,314	17,314

EBITDA	143,133	143,333
Adjustments:
Warrant Liability	(4,343)	(4,343)
Stock-based compensation expense	3,367	3,367
Vendor separation fee	3,136	3.136
Tax Receivable Agreement income	(161,970)	(161,970)
Legal fees	3,432	3,432
Acquisition expenses	4,153	4,153
Executive interim and search costs	5,180	5,180
Severance costs	2,787	2,787
Showroom opening costs	2,545	2,545
New production facility start-up costs	349	349
COVID-19 related expenses	331	331

Adjusted EBITDA	$2,100	$2,300

Year Ended December 31, 2021
GAAP net income (loss)	$3,871
Interest (income) expense	1,872
Income tax (benefit) expense	(1,217)
Other income (expense), net	194
Depreciation and amortization	9,473

EBITDA	14,193
Adjustments:
Debt extinguishment and change in fair value – warrant liability	(24,054)
Stock-based compensation expense	3,366
Tax receivable agreement (income) expense	(4,016)
Nonrecurring legal fees	10,044
Executive interim and search costs	3,146
Severance costs	1,897
Showroom opening costs	1,945
New production facility start-up costs	3,131
Previous period sales tax liability	1,049
COVID-19 related expenses	263

Adjusted EBITDA	$10,964

We have not yet completed the preparation of our financial statements for the year ended December 31, 2022. Our expectations for net sales, net income, and adjusted EBITDA for the year ended December 31, 2022 set forth above are preliminary, unaudited and are subject to change based on the completion of ongoing internal control, review, and audit procedures. As a result, these amounts may differ from the amounts that will be reflected in our consolidated financial statements for the year ended December 31, 2022. We currently plan to report results for the three months and year ended December 31, 2022 on March 16, 2023, at which time we will also provide 2023 guidance.

Our estimate of net loss attributable to common shareholders set forth above includes the impact of certain adjustments relating to our deferred tax assets (“DTAs”). We are required to establish a valuation allowance for our DTAs if management believes it is “more-likely-than-not” that the DTAs will not be realized. We are required to evaluate both negative and positive evidence of our ability to realize the DTAs. In the course of our year-end procedures for 2022, we evaluated a number of factors, including our cumulative 3-year income position. We previously were in a cumulative 3-year income position and therefore did not need to establish an allowance for our DTAs. We now anticipate entering a cumulative 3-year loss position in the first half of 2023, primarily due to our positive 2020 results rolling off the cumulative 3-year period. As a result, we anticipate that we will need to recognize a valuation allowance on our DTAs in the fourth quarter of 2022, since we now expect, driven mostly by this historical evidence, that it is “more-likely-than-not” that we will not realize the DTAs.

In reviewing our DTAs and the existing valuation allowance as of December 31, 2022, we anticipate recording an additional valuation allowance of approximately $213 million to $227 million, resulting in recognizing a-deferred tax expense of approximately $213 million to $227 million. We anticipate that this additional valuation allowance will offset the current remaining balance of our DTAs. The largest DTA relates to step-up associated with Class B units of Purple LLC (“Class B Units”) discussed below.

In addition to the impact on the DTA, the valuation allowance also impacts the recording of our liabilities relating to our Tax Receivable Agreement dated February 2, 2018. As non-controlling interest holders exercise their right to exchange or cause Purple LLC to redeem all or a portion of their Class B Units, a liability is recorded based on 80% of the estimated future cash tax savings that we may realize as a result of increases in the basis of the assets of Purple LLC attributed to us as a result of such exchange or redemption. As we record the valuation allowance, the DTAs associated with the step-up relating to the exchanges of Class B Units will be fully reserved, resulting in derecognition of the liability. As of September 30, 2022, we had recorded an approximate $162 million liability associated with the Tax Receivable Agreement and the derecognition of such liability is expected to result in recognizing other income of approximately $162 million as of December 31, 2022.

Based on the foregoing, we anticipate a net impact of approximately $51 million to $65 million of additional expense to our consolidated financial statements for the quarter and year ended December 31, 2022. It is possible that, in the future, conditions will require us to reevaluate the valuation allowance for our DTAs and our Tax Receivable Agreement liability, which may result in increases or decreases in such balances, resulting in increases or decreases in net income. While future conditions may make it possible for us to utilize our DTAs, there is no guarantee that we will ever realize any of the benefits of our DTAs.

2020 Credit Agreement

On September 3, 2020, we entered into a financing arrangement with KeyBank National Association (“KeyBank”) and a group of financial institutions (the “2020 Credit Agreement”). The 2020 Credit Agreement provides for a $45.0 million term loan and a $55.0 million revolving line of credit. As of the date of this prospectus supplement, there is approximately $24.7 million outstanding under the term loan and no amounts outstanding under the revolving line of credit.

We are working with KeyBank and the lenders under the 2020 Credit Agreement to amend the 2020 Credit Agreement (the “Amendment”). While the key terms of the Amendment have been agreed to in principle, the Amendment agreement will be completed after this offering and is contingent upon us (i) paying off the outstanding balance on the term loan, which is $24.7 million as of the date of this prospectus supplement, and (ii) raising at least $40.0 million in this offering.

The Amendment will provide that the maximum leverage ratio covenant will be waived for the first and second quarters of 2023, and revises the ratio to 4.50x for the third quarter of 2023 and 3.00x for the fourth quarter of 2023 and thereafter. In addition, the minimum fixed charge coverage ratio covenant will also be waived for the first and second quarters of 2023, and revised to 1.50x for the third and fourth quarters of 2023, and 2.00x for the first quarter of 2024 and thereafter.

The Amendment will also revise the lease incurrence test to allow us to incur new showroom leases based on the amount of gross proceeds raised in this offering, without having to satisfy existing leverage ratio requirements relating to new leases, as follows:

•	If gross proceeds from this offering are greater than or equal to $40.0 million and less than $45.0 million, we can incur six new leases for stores that will open in 2023

•	If gross proceeds from this offering are greater than or equal to $45.0 million and less than $50.0 million, we can incur eight new leases for stores that will open in 2023

•	If gross proceeds from this offering are greater than or equal to $50.0 million, we can incur 10 new leases for stores that will open in 2023 and six new leases for stores that will open in 2024

In addition to the above, beginning in the fourth quarter of 2023, we can begin incurring leases for stores that will open in 2024, subject to leverage ratio requirements. The leverage ratio must be less than 2.50x to sign leases, with up to a maximum of six new leases per quarter, increasing to eight new leases per quarter if the leverage ratio is less than 2.00x.

The Amendment will also provide a minimum consolidated EBITDA covenant for the first and second quarters of 2023 based on our total unrestricted cash and unused revolver availability, as follows:

Total Unrestricted Cash and Unused Revolver Availability	Minimum Consolidated EBITDA Covenant
Greater than or equal to $50.0 million	• First Quarter 2023: $(10.0) million • Second Quarter 2023: $(8.0) million
Greater than or equal to $40.0 million and less than $50.0 million	• First Quarter 2023: $(9.0) million • Second Quarter 2023: $(7.0) million
Greater than or equal to $30.0 million and less than $40.0 million	• First Quarter 2023: $(7.5) million • Second Quarter 2023: $(5.5) million
Less than $30.0 million	• First Quarter 2023: $(6.0) million • Second Quarter 2023: $(4.0) million

The Amendment will also modify the definition of consolidated EBITDA to allow for non-recurring/one-time and non-cash expenses and certain other expenses that are cash capped, attested, and scheduled by the Chief Financial Officer. In addition, for purposes of the definition of consolidated EBITDA, annual legal expenses will be capped at $5.0 million for 2023 and $2.0 million per year thereafter.

The Amendment will also (i) reduce the amount available under the revolving line of credit to $45.0 million, provided that if the gross proceeds from this offering exceed $50.0 million, the amount available under the revolving line of credit will be $50.0 million, (ii) provide that the maturity date of the 2020 Credit Agreement will spring forward to June 30, 2024 if our consolidated EBITDA is not greater than $15.0 million for 2023, (iii) reduce limits on maximum growth capital expenditures to $32.0 million for 2023 and $35.0 million for 2024 and 2025, and (iv) revise the current minimum liquidity covenant of $25.0 million to provide that it will increase to $30.0 million if the leverage ratio is greater than 3.00x. We will also be required to pay an amendment fee of 2.0% to the lenders. While we believe that the Amendment will provide us with the flexibility we need to execute our operating plan for 2023, there can be no guarantee that the Amendment will be executed or that we will realize the anticipated benefits of the Amendment.

Outlook for Growth

To support our plans for future growth and sustained profitability, we are focusing on the following opportunities:

•	Develop and execute on strategies to meaningfully expand our wholesale business by prioritizing existing door profitability.

•	Prioritize showroom growth, which increased from nine stores in 2020 to 55 stores in 2022, improve showroom economics, and target greater than $2 million sales per store.

•	Build premium brand position to grow market share of the premium mattress category.

•	Refine and enhance marketing strategies to reach a broader audience, increase customer engagement and reduce dependency on price promotions as a means of driving sales.

•	Strengthen research and development disciplines and go-to-market processes to further develop our current product categories and position our business to eventually expand to additional categories.

•	Manage production labor and capacity utilization to promote efficient use of our manufacturing facilities as we grow into our production footprint.

•	Manage input costs, operating efficiencies, and pricing to offset gross profit erosion.

There is no guarantee that we will be able to effectively execute on these opportunities, which are subject to risks, uncertainties, and assumptions that are difficult to predict, including the risks described under “Part I—Item 1A—Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 and elsewhere herein. Therefore, actual results may differ materially and adversely from those described above. In addition, we may, in the future, adapt these focuses in response to changes in the market or our business.

Risks Associated with Our Business

Our business is subject to numerous risks. These risks are described more fully in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 in the sections titled “Risk Factors,” which are incorporated by reference into this prospectus supplement. These risks include, among other things:

Risks Related to Our Operations

•	Significant fluctuations in our operating results and growth rate, and our short operating history in an evolving industry;

•	Lack of availability and quality of raw materials;

•	Significant strain of managing the growth of our business;

•	Changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters;

•	Disruption of operations in manufacturing facilities, including pandemics or natural disasters, and risks associated with use of heavy machinery and equipment;

•	Ability to obtain additional capital on acceptable terms or at all;

•	Inability to identify, complete or successfully integrate acquisitions, and any acquisitions that we do make may not achieve the anticipated financial benefits;

•	Our ability to continue to improve and expand our product line and our expansion into new products, market segments and geographic regions;

•	The ongoing COVID-19 pandemic including its effect on our supply chain, workforce, and operations, and the COVID-19 pandemic effect on customer demand;

•

The strength of our Purple brand, the effectiveness of our marketing, and our ability to attract and retain customers and our ability to achieve and maintain production capacity to meet customer demands;

•	Our significant related-party transactions that may give rise to conflicts of interest;

•	Unsuccessful anticipation of consumer trends and demand, and excess inventory susceptible to shrinkage;

•	Ability to make, integrate, and maintain commercial agreements, strategic alliances, and other business relationships;

•	Competition in a highly competitive comfort industry, and substantial and increasingly intense competition worldwide in e-commerce;

•	Any reduction in the availability of credit to consumers;

•	Maintaining only the necessary amounts of raw material and product inventory;

•	Ability to provide timely delivery to our customers;

•	Dependence on a few key employees;

•	Failure to maintain internal controls and the potential impact of making material misstatements on financial results and reporting; and

•	Need to implement additional finance and accounting systems, and failure of or disruptions to our information technology systems.

Regulatory and Litigation Risks

•	Regulatory requirements requiring costly expenditures and exposure to liability, some of which are specific to the manufacture and disposal of mattresses;

•	Income tax, sales tax or other tax liabilities; and

•	The risk of litigation resulting from the impact of the material weakness in our internal controls over financial reporting.

Risks Relating to our Intellectual Property and Use of Technology

•	Ability to protect our brand, product designs and other proprietary rights both domestically and internationally, and claims that we or our licensors have infringed the proprietary rights of others;

•	Purple LLC’s license of intellectual property to EdiZONE, LLC; and

•	Ability to keep pace with rapid technological developments and failure to protect sensitive employee, customer and consumer data.

Risks Relating to Our Organizational Structure

•	Volatility of Class A common stock;

•

Anti-takeover provisions in Delaware law and our Second Amended and Restated Certificate of Incorporation (our “Charter”), provisions in our Charter making it difficult for investors to bring legal action against us or our directors or officers, and provisions in our Charter limiting a stockholders’ ability to obtain a favorable judicial forum;

•	Future sales of our Class A common stock by our existing stockholders that may cause stock prices to fall, and dilution or other impairment of rights as a result of the issuance of additional shares;

•	Ownership of Purple LLC as our only significant asset and its effect on our ability to pay dividends or make distributions or loans or satisfy other financial obligations;

•	Not anticipating paying any cash dividends in the foreseeable future;

•	Level of indebtedness could limit our operational and financial flexibility, and issuance of additional debt or securities without stockholder approval; and

•	Warrants accounted for as liabilities and warrant exercises that could result in dilution.

Tax Risks Relating to Our Structure

•	Requirement to pay InnoHold, LLC 80% of the tax benefits under the Tax Receivable Agreement, and possible acceleration or changes in payments under the Tax Receivable Agreement;

•	Ability to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from holders of Purple LLC Class B Units;

•	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns; and

•	Ability to utilize our net operating loss carryforwards and certain other tax attributes.

In addition, you should also consider the risks associated with this offering, and other risks related to our business more fully described in the section of this prospectus supplement titled “Risk Factors” beginning on page S-14.

Corporate Information

The Company consists of Purple Inc. and its consolidated subsidiary, Purple LLC. Purple Inc. was incorporated in Delaware on May 19, 2015 as a special purpose acquisition company under the name of Global Partner Acquisition Corp. On February 2, 2018, we consummated a transaction structured similar to a reverse recapitalization (the “Business Combination”) pursuant to which Purple Inc. acquired an equity interest in Purple LLC and became its sole managing member. As the sole managing member of Purple LLC, Purple Inc., through its officers and directors, is responsible for all operational and administrative decision making and control of the day-to-day business affairs of Purple LLC without the approval of any other member. At September 30, 2022, Purple Inc. had a 99.5% economic interest in Purple LLC while other holders of Class B units had the remaining 0.5%.

Our principal executive offices are located at 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043 and our telephone number is (801) 756-2600. Our website address is www.purple.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus.

We have several trademarks registered with the U.S. Patent and Trademark Office (USPTO), including EquaPressure®, WonderGel® and EquaGel® (for cushions), and Purple®, No Pressure®, Hyper-Elastic Polymer®, Somnigel®, Gel Matrix®, GelFlex®, Intellibed®, Gelee®, Intellipillow®, Matrix®, and Sleep Genius® (for plasticized elastomeric gel and certain types of products including mattresses, seat cushions, bed linen, mattress foundation and others). Additional registered trademarks include Purple Grid®, The Purple Mattress®, Purple Hybrid®, Purple Hybrid Premier®, Purple Plus®, Purple Plush®, Purple Duvet®, Purple Sheets®, Softstretch®, Purple Powerbase®, Purple Pillow®, Purple Foundation®, Reinventing Comfort®, Twincloud®, Ascent®, Furple®, and Purple Pay®. Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames may be referred to in the remainder of this prospectus without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Conflicts of Interest

Because affiliates of BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. are lenders under the 2020 Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the 2020 Credit Agreement by us, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. are deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See the sections titled “Use of Proceeds” and “Underwriting—Conflicts of Interest.”

Coliseum Preemptive Rights

As described in the accompanying prospectus under the section titled “Description of Capital Stock—Common Stock—Class A Common Stock—Preemptive or Other Rights,” investment funds and vehicles affiliated with or managed by Coliseum Capital Management, LLC (“Coliseum”), who collectively hold 44.7% of our outstanding Class A common stock as of the date of this prospectus supplement, have certain contractual preemptive rights relating to the sale of our securities. Coliseum has not determined whether it will participate in this offering. If Coliseum determines to participate in this offering, it will acquire up to its pro rata share of any Class A common stock sold in this offering, assuming the underwriters do not exercise their option to purchase up to an additional 2,010,000 shares of our Class A common stock in this offering. Contingent upon the underwriters exercising their option to purchase additional shares of our Class A common stock, we may sell to Coliseum up to its pro rata share of the Class A common stock sold pursuant to such option in a concurrent private placement at the public offering price of $4.50 per share (the “Coliseum Private Placement”). This would result in an aggregate of up to 1,610,317 shares of our Class A common stock purchased by Coliseum in the Coliseum Private Placement, which amount would be in addition to the shares of our Class A common stock sold in this offering and pursuant to the underwriters’ option to purchase additional shares. We estimate that the net proceeds from the Coliseum Private Placement, if Coliseum purchases its pro rata share in full, will be approximately $7.2 million.

The Securities We Are Offering

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Our Charter does not provide for cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Available Information

We make available, free of charge on our corporate website at www.purple.com, copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, and all amendments to these reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also show detail about stock trading by corporate insiders by providing access to SEC Forms 3, 4 and 5. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

THE OFFERING

Securities Offered by Us	13,400,000 Shares of our Class A common stock.

Option to purchase additional shares	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 2,010,000 shares of our Class A common stock at the public offering price, less underwriting discounts and commissions.

Class A common stock to be Outstanding Immediately after this Offering	104,777,695 shares of Class A common stock (106,787,695 if the underwriters exercise in full their option to purchase additional shares).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $57.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to discharge outstanding indebtedness under the 2020 Credit Agreement, which provides for a $45.0 million term loan and a $55.0 million revolving line of credit. As of the date of this prospectus supplement, there is approximately $24.7 million outstanding under the term loan and no amounts outstanding under the revolving line of credit. The term loan matures on September 3, 2025 and has a current annual interest rate of 8.98%. After we have discharged outstanding indebtedness under the 2020 Credit Agreement, we intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not currently have binding agreements or commitments to complete any such transactions or, except as described above, to make any such principal repayments from the proceeds of this offering. See the section titled “Use of Proceeds” on page S-21.

Risk Factors	Investing in our Class A common stock involves significant risks. You should read the “Risk Factors” section beginning on page S-14 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, including the risk factors described under the sections titled “Risk Factors” contained in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 for a discussion of factors to consider before deciding to purchase shares of our Class A common stock.

Nasdaq Global Select Market trading symbol	“PRPL.”

The number of shares of our Class A common stock to be outstanding after this offering is based on 91,377,695 shares of our Class A common stock outstanding as of September 30, 2022, and excludes (in each case as of September 30, 2022):

•

448,279 shares of Class A common stock issuable upon an exchange of outstanding Class B common units in Purple LLC (together with an equal number of shares of Class B common stock, the “Paired Securities”) held by certain stockholders as of September 30, 2022;

•

1,579,548 shares of Class A common stock issuable upon the exercise of stock options outstanding as of September 30, 2022 with a weighted average exercise price of $8.14 per share, as of September 30, 2022;

•	722,606 and 515,893 shares of Class A common stock issuable upon the vesting of outstanding restricted stock units and performance stock units, respectively, as of September 30, 2022;

•	927,875 shares of Class A common stock issuable upon exercise of outstanding warrants, as of September 30, 2022, which such warrants expired without exercise on February 2, 2023; and

•	an aggregate of 1,131,856 additional shares of Class A common stock available for future issuance under our equity incentive plans.

Unless otherwise indicated, the information in this prospectus supplement, including the number of shares outstanding after this offering, assumes:

•

no exercise of outstanding stock options, vesting or settlement of outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”), or exchange of outstanding shares of Class B common stock; and

•	no exercise by the underwriters of their option to purchase up to an additional 2,010,000 shares of our Class A common stock from us; and

•	no sale of additional shares of our Class A common stock pursuant to the Coliseum Private Placement.

RISK FACTORS

You should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the captions “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition, results of operations or prospects. In any case, the value of our Class A common stock could decline, and you could lose all or part of your investment. See also the information contained under the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Future sales of our Class A common stock in the public market may depress our share price.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business. As of December 31, 2022, we had 91,380,218 shares of Class A common stock outstanding, held by approximately 86 stockholders of record, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

We received an unsolicited bid from Coliseum Capital Management, LLC, to acquire the remaining outstanding shares of our Class A common stock and Class B common stock not owned by them and this outstanding bid, or the modification or withdrawal thereof, could adversely affect our business and the price of our Class A common stock.

On September 17, 2022, CCM, our largest shareholder, delivered to us an unsolicited bid to acquire the remaining outstanding shares of our Class A and Class B Stock not already beneficially owned by CCM for $4.35 per share in cash. There can be no assurance as to whether or not CCM’s proposed transaction will occur. The price of our Class A common stock increased following receipt of this proposal.

On January 13, 2023, CCM submitted a Cooperation Proposal, pursuant to which they proposed that we, in exchange for CCM’s formal withdrawal of their September 17, 2022 proposal, (i) expand the size of the board to nine directors, (ii) retain four of the existing seven directors, including Rob DeMartini, Adam Gray, and two independent directors agreed upon by us and CCM, (iii) appoint two new directors affiliated with CCM, (iv) appoint two new directors designated by CCM, which directors must be independent, not affiliated with CCM, and subject to board approval, and (v) appoint one new director mutually identified by us and CCM, which director must be independent, not affiliated with CCM, and subject to board approval.

Responding to unsolicited bids, including the bid received from CCM and other similar proposals, may require management to devote additional resources and attention that would otherwise be directed to our operations. In addition, CCM’s announcement of the unsolicited bid and Cooperation Proposal could cause the price of our Class A common stock to change based on investors’ perceptions of the bid and CCM’s influence over our board. Any modification or withdrawal of the bid or changes in the Cooperation Proposal, or other subsequent proposals by CCM, could adversely affect the price of our Class A common stock and cause it to decrease in the future.

Purchasers of shares of our common stock in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our Class A common stock is substantially higher than the as adjusted net tangible book value per share of our Class A common stock. Therefore, if you purchase our Class A common stock in this offering, you will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after the completion of this offering. Based on the public offering price of $4.50 per share, you will experience immediate dilution of $1.88 per share (or $1.80 per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between our as adjusted net tangible book value per share as of September 30, 2022 and the public offering price. Furthermore, if the underwriters exercise their option to purchase additional shares, additional shares of our Class A common stock are sold pursuant to the Coliseum Private Placement, outstanding options or warrants are exercised, additional RSUs or PSUs vest and settle or outstanding shares of our Class B common stock are exchanged for our Class A common stock, you could experience further dilution. See the section titled “Dilution” for a more detailed description of the dilution to new investors in the offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash and cash and cash equivalents. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Class A common stock to decline.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300 million shares of our common stock, including 210 million shares of Class A common stock and 90 million shares of Class B common stock, and up to five million shares of undesignated preferred stock, par value $0.0001 per share. To raise additional capital, we may in the future sell additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A common stock as to distributions and in liquidation, which could negatively affect the value of our Class A common stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Class A common stock, and holders of securities senior to the Class A common stock would receive distributions of our available assets before distributions to the holders of our Class A common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

While we have had access to a $55.0 million revolving credit facility under the 2020 Credit Agreement, our ability to access such funds is subject to certain conditions, including our representations and warranties continuing to be true and correct and compliance with restrictive covenants, including financial covenants regarding our consolidated leverage and net leverage ratios, our fixed charge coverage ratio and our minimum liquidity. In addition, our cash balance cannot exceed $25.0 million as long as any balances are outstanding under our revolving credit facility, so we will be limited in our ability to draw down on this facility shortly following this offering. Our 2020 Credit Agreement, as amended, can be found as an exhibit to our Current Report on Form 8-K filed with the SEC on March 24, 2022.

Our operating and financial results for the year ended December 31, 2021 did not satisfy our financial and performance covenants required pursuant to the 2020 Credit Agreement. In order to avoid a breach of such covenants and related default, on February 28, 2022, prior to the covenant compliance certification date under the 2020 Credit Agreement, we entered into the First Amendment of the 2020 Credit Agreement. The First Amendment contains a covenant waiver period such that the net leverage ratio and fixed charge coverage ratio would not be tested for the fiscal quarter ended December 31, 2021 through the fiscal quarter ended June 30, 2022. Other changes in the amendment include modification of leverage ratio and fixed charge coverage definitions and thresholds, the addition of minimum liquidity requirements with mandatory prepayments of the revolving loan if cash exceeds $25.0 million, new weekly and monthly reporting requirements, limits on the amount of capital expenditures, including expenditures for acquisition of other businesses or technologies, the addition of a lease incurrence test for opening additional showrooms, and additional negative covenants during a covenant amendment period that will extend into 2023 until certain conditions are met. In addition, the interest rate on outstanding borrowings under the 2020 Credit Agreement changed from LIBOR to secured overnight financing rate (“SOFR”).

To the extent that future or additional waivers and amendments are necessary, there can be no guarantee that we will be able to obtain waivers or further amendments from the lenders under the 2020 Credit Agreement if, in the future, we are unable to comply with the covenants and other terms of the 2020 Credit Agreement. Our failure to satisfy the required conditions under the amendment or maintain compliance with the financial and performance covenants under the 2020 Credit Agreement could result in a default, which would adversely affect our financial condition and results of operations, including as a result of acceleration of our outstanding debt. In addition, any default under the 2020 Credit Agreement would adversely affect our ability to obtain alternative financing.

We are working with our lenders on an amendment to the 2020 Credit Agreement to revise certain financial covenants and other terms. However, there can be no guarantee that we will successfully complete the amendment of our 2020 Credit Agreement. Even if we are able to amend the 2020 Credit Agreement as anticipated, such terms and conditions could make it difficult for us to access funds in a timely manner or in amounts necessary to provide the funds we require. See the discussion under “Prospectus Supplement Summary—Recent Developments—2020 Credit Agreement” for additional detail.

Future equity or debt financings may require us to also issue warrants or other equity securities that are likely to be dilutive to our existing stockholders. Newly issued securities may include preferences or superior voting rights or may be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, or draw down on our revolving credit facility, we may not be able to carry out all or parts of our long-term growth strategy, maintain our growth and competitiveness or continue in business, which could have a material adverse effect on our business, results of operations and financial conditions.

Our stock price may be volatile.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our Class A common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against companies that experienced such volatility.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the recently enacted Inflation Reduction Act of 2022 may adversely impact the Company and the value of shares of Class A common stock.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of Class A common stock. In recent years, many changes to U.S. federal income tax laws have been proposed and, in some cases, enacted, and additional changes to U.S. federal income tax laws may continue to occur in the future. Additionally, states in which we operate or own assets may impose new or increased taxes.

In addition, the Inflation Reduction Act of 2022 was signed into law on August 16, 2022 and includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. Any of these or similar developments or changes in federal or state tax laws or tax rulings could adversely affect our operating results and holders of our Class A common stock.

Risks Relating to our Intellectual Property and Use of Technology

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. In addition, we may share with third-parties personal information we have collected. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system or the systems of third-parties with which we have shared personal information and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information. Breaches involving any such information could be more likely to the extent we have any material weakness in internal control over financial reporting related to information technology general controls in the areas of user access and segregation of duties related to certain IT systems that support the Company’s financial reporting processes.

We and third-parties with which we have shared personal information have been subject to attempts to breach the security of networks, IT infrastructure, and controls through cyber-attack, malware, computer viruses, social engineering attacks, ransomware attacks, and other means of unauthorized access. For example, in 2022, we experienced a spear-phishing attack that resulted in the unauthorized change to a significant vendor’s bank account to which we made payments that were lost in part until the scheme was discovered. We expect that this attack will result in costs to us of up to $250,000. We anticipate that we may, in the future, continue to be subject to these and similar cyber threats. A breach of systems resulting in the unauthorized release of sensitive data could also adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages, and could also materially increase the costs we already incur to protect against these risks. In addition, cyber-attacks, such as ransomware attacks, if successful, could interfere with our ability to access and use systems and records that are necessary to operate our business. Such attacks could materially adversely affect our reputation, relationships with customers, and operations and could require us to expend significant resources to resolve such issues. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, while losses arising from a breach may be covered in part by insurance that we carry, such coverage may not be adequate for liabilities or losses actually incurred.

We may be subject to data privacy and data breach laws in the states in which we do business, and as we expand into other countries, we may be subject to additional data privacy laws and regulations. In many states, state data privacy laws (such as the California Consumer Privacy Act), including application and interpretation, are rapidly evolving. The rapidly evolving nature of state and federal privacy laws, including potential inconsistencies between such laws and uncertainty as to their application, adds additional compliance costs and increases our risk of non-compliance. While we attempt to comply with such laws, we may not be in compliance at all times in all respects. Failure to comply with such laws may subject us to fines, administrative actions, and reputational harm.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Statements in this prospectus supplement that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company, changes in the markets in which Purple competes, expansion plans and opportunities, expansion of the direct to consumer market, our expectation of opening additional Purple retail showrooms, increases in capital, advertising and operational expenses, and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements in this prospectus supplement are made only as of the date hereof and are only predictions. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some of these risks, uncertainties and assumptions are described under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and elsewhere in the accompanying prospectus and our other filings with the SEC incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The risks described under “Risk Factors” and elsewhere in the accompanying prospectus, and the documents incorporated by reference herein may not be exhaustive.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the section titled “Where You Can Find More Information.”

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These statements are based on information available to us as of the date of this prospectus supplement, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $57.0 million (or $65.6 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use proceeds from this offering to discharge outstanding indebtedness under the 2020 Credit Agreement, which provides for a $45.0 million term loan and a $55.0 million revolving line of credit. As of the date of this prospectus supplement, there is $24.7 million outstanding under the term loan and no amounts outstanding under the revolving line of credit. The term loan matures on September 3, 2025 and has a current annual interest rate of 8.98%. As of December 31, 2022, we had approximately $41.8 million in cash on hand. As described in further detail under “Prospectus Supplement Summary—Recent Developments—2020 Credit Agreement,” we are in the process of working with our lenders on an amendment to our 2020 Credit Agreement. Among other conditions, the amendment of the 2020 Credit Agreement is contingent upon us raising at least $40.0 million in this offering.

After we have discharged the outstanding term loan under the 2020 Credit Agreement and satisfied any other applicable conditions under the 2020 Credit Agreement, we intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not currently have binding agreements or commitments to complete any such transactions or, except as described above, to make any such principal repayments from the proceeds of this offering.

Contingent upon the underwriters exercising their option to purchase additional shares of our Class A common stock in this offering, and if Coliseum determines to participate in the Coliseum Private Placement, we estimate that the net proceeds from the Coliseum Private Placement, if Coliseum purchases their respective pro rata share in full, will be approximately $7.2 million.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of September 30, 2022:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the sale by us of 13,400,000 shares of our Class A common stock in this offering at a price of $4.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are incorporated by reference into this prospectus.

	As of September 30, 2022
(unaudited, amounts in thousands except for share and per share information)	Actual	As Adjusted
Cash and cash equivalents, unrestricted	$57,420	$114,395

Long-term debt, including current portion	$39,656	$39,656
Stockholders’ equity:
Class A common stock; $0.0001 par value, 210,000,000 shares authorized; 91,377,695 issued and outstanding at September 30, 2022 (actual); 104,777,695 shares (as adjusted)	9	10
Class B common stock; $0.0001 par value, 90,000,000 shares authorized; 448,279 issued and outstanding at September 30, 2022	—	—
Additional paid-in capital	528,972	585,946
Accumulated deficit	(281,389)	(281,389)

Total stockholders’ equity	247,592	304,567

Total capitalization	$287,248	$344,223

The number of shares of our Class A common stock to be outstanding after this offering is based on 91,377,695 shares of our Class A common stock outstanding as of September 30, 2022, and excludes (in each case as of September 30, 2022):

•	448,279 shares of Class A common stock issuable upon an exchange of the Paired Securities held by certain stockholders as of September 30, 2022;

•

1,579,548 shares of Class A common stock issuable upon the exercise of stock options outstanding as of September 30, 2022 with a weighted average exercise price of $8.14 per share, as of September 30, 2022;

•	722,606 and 515,893 shares of Class A common stock issuable upon the vesting of outstanding restricted stock units and performance stock units, respectively, as of September 30, 2022;

•	927,875 shares of Class A common stock issuable upon exercise of outstanding warrants, as of September 30, 2022, which such warrants expired without exercise on February 2, 2023; and

•	an aggregate of 1,131,856 additional shares of Class A common stock available for future issuance under our equity incentive plans.

DILUTION

A purchaser of our securities in this offering will be diluted to the extent of the difference between the price per share of our Class A common stock in this offering and the net tangible book value per share of our Class A common stock after this offering. As of September 30, 2022, our historical net tangible book value was $217.8 million, or $2.38 per share of Class A common stock, based on 91,377,695 shares of Class A common stock outstanding.

After giving effect to our sale in this offering of shares of our Class A common stock at a price of $4.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been $274.8 million, or $2.62 per share of our Class A common stock. This amount results in an immediate change in pro forma net tangible book value, as adjusted, of $0.24 per share to our existing stockholders and an immediate dilution of $1.88 per share to the new investors purchasing securities in this offering. The dilution information discussed below is illustrative only and will change based on the actual price and other terms of this offering determined at pricing. The following table illustrates this dilution:

Price per share		$4.50
Net tangible book value per share as of September 30, 2022 (in thousands)	$2.38
Increase in net tangible book value per share attributable to new investors in this offering	0.24

Pro forma as adjusted net tangible book value per share after the offering		2.62

Dilution per share to investors in this offering		$1.88

If the underwriters exercise in full their option to purchase 2,010,000 additional shares of our Class A common stock, as adjusted net tangible book value after this offering would increase to $2.70 per share, and there would be an immediate dilution of $1.80 per share to new investors.

The number of shares of our Class A common stock to be outstanding after this offering is based on 91,377,695 shares of our Class A common stock outstanding as of September 30, 2022, and excludes (in each case as of September 30, 2022):

•	448,279 shares of Class A common stock issuable upon an exchange of the Paired Securities held by certain stockholders as of September 30, 2022;

•

1,579,548 shares of Class A common stock issuable upon the exercise of stock options outstanding as of September 30, 2022 with a weighted average exercise price of $8.14 per share, as of September 30, 2022;

•	722,606 and 515,893 shares of Class A common stock issuable upon the vesting of outstanding restricted stock units and performance stock units, respectively, as of September 30, 2022;

•	927,875 shares of Class A common stock issuable upon exercise of outstanding warrants, as of September 30, 2022, which such warrants expired without exercise on February 2, 2023; and

•	an aggregate of 1,131,856 additional shares of Class A common stock available for future issuance under our equity incentive plans.

To the extent that outstanding options are exercised, additional RSUs or PSUs vest and settle, additional shares of our Class A common stock are sold pursuant to the Coliseum Private Placement or outstanding shares of our Class B common stock are exchanged for our Class A common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. In the event that additional capital is raised through the sale of equity, our stockholders will be further diluted.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations applicable to a Non-U.S. Holder (as defined below) with respect to the acquisition, ownership and disposition of shares of our Class A common stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and Treasury regulations, all as in effect and applicable as of the date hereof. All of these authorities are subject to change at any time, possibly with retroactive effect, and may result in U.S. federal income tax consequences different from those discussed below. This discussion does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not requested, and will not request, a legal opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our Class A common stock that is treated for U.S. federal income tax purposes as an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our Class A common stock and persons that, for U.S. federal income tax purposes, are treated as partners in such partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion only addresses Non-U.S. Holders that hold such shares of Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, banks or other financial institutions, regulated investment companies, real estate investment trusts, mutual funds, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt organizations and governmental organizations, tax-qualified retirement plans, pension plans, persons that own, have owned, or will own, actually or constructively, more than 10% (by voting power or value) of our Class A common stock, Non-U.S. Holders who acquire our Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations and shareholders thereof, passive foreign investment companies and shareholders thereof, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or former long-term residents of the United States, persons subject to special tax accounting rules, partnership or other pass-through entities (and investors therein), persons deemed to sell our Class A common stock under the constructive sale provisions of the Code, Non-U.S. Holders that hold our Class A common stock as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction, and Non-U.S. Holders which are corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax, U.S. alternative minimum tax or the federal net investment income tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their tax advisors regarding the possible application of these taxes. Except to the extent specifically discussed below, this summary does not discuss tax reporting requirements.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable non-U.S. tax laws of the acquisition, ownership and disposition of our Class A common stock.

Distributions

Although we do not anticipate that any cash dividends with respect to our Class A common stock will be paid in the foreseeable future, distributions of cash or property that we pay in respect of our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. Holder’s investment, up to such Non-U.S. Holder’s tax basis in its shares of our Class A common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition.” Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend for U.S. federal income tax purposes, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by Treasury regulations, in which case a Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion (if any) of the distribution that exceeded our current and accumulated earnings and profits.

Distributions that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States are generally not subject to the 30% withholding tax if the Non-U.S. Holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If a Non-U.S. Holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business (or, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the distribution will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussions below in “Information Reporting and Backup Withholding” and “FATCA”, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	the rules of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) apply to treat the gain as effectively connected with a U.S. trade or business.

A gain that is described in the first bullet point immediately above will be subject to U.S. federal income tax at regular U.S. federal income tax rates generally in the same manner as if such Non-U.S. Holder were a U.S. person. In addition, a corporate Non-U.S. Holder with such effectively connected gain described in the first bullet point immediately above may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits (or at such lower rate as may be specified by an applicable income tax treaty), as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point immediately above will be subject to U.S. federal income tax at a flat 30% tax (or a lower tax rate specified by an applicable tax treaty) on the gain realized upon the sale or other disposition, which gain may be offset by certain U.S. source capital losses (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, pursuant to FIRPTA, in general and except as described below, a Non-U.S. Holder is subject to U.S. federal income tax in the same manner as income effectively connected with the Non-U.S. Holder’s conduct of trade or business (as discussed above) on any gain realized on the sale or other disposition of a “U.S. real property interest” (“USRPI”). For purposes of these rules, a USRPI generally includes stock in a U.S. corporation (like Class A common stock) if the U.S. corporation’s interests in U.S. real property constitute (or did constitute during the relevant period) 50% or more, by value, of the sum of the U.S. corporation’s (i) assets used in a trade or business, (ii) U.S. real property interests, and (iii) interests in real property outside of the United States. A U.S. corporation whose interests in U.S. real property constitute 50% or more, by value, of the sum of such assets is referred to as a U.S. real property holding corporation (“USRPHC”).

The Company believes that it is not currently, and it does not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. Even if the Company is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Class A common stock will not be subject to U.S. federal income tax if the Class A common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent (5%) or less of the Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition and the Non-U.S. Holder’s holding period.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder will generally be exempt from backup withholding if such Non-U.S. Holder provides a properly executed IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establishes an exemption and we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Class A common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless a Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Class A common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. Non-U.S. Holders are urged to consult their tax advisors on the application of information reporting and backup withholding in light of their particular circumstances.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our Class A common stock, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Class A common stock in respect of amounts withheld. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our Class A common stock. To avoid withholding on dividends, Non-U.S. Holders may be required to provide us (or our withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE INVESTORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our Class A common stock at a price to the public of $4.50 per share of Class A common stock. As of January 31, 2023, there were 91,380,271 shares of Class A common stock issued and outstanding, held by approximately 86 stockholders of record, and 448,279 shares of Class B common stock issued and outstanding, held by approximately 14 stockholders of record. The material terms and provisions of our Class A common stock are described under the sections “Description of Capital Stock” and “Common Stock” of the accompanying prospectus.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the respective number of shares of Class A common stock shown opposite its name in the following table. BMO Capital Markets Corp. and KeyBanc Capital Markets Inc. are the representatives of the underwriters.

Underwriters	Number of Shares
BMO Capital Markets Corp.	5,561,000
KeyBanc Capital Markets Inc.	4,154,000
Truist Securities, Inc.	1,407,000
Raymond James & Associates, Inc.	1,072,000
Craig-Hallum Capital Group LLC	402,000
Roth Capital Partners, LLC	402,000
Wedbush Securities Inc.	402,000

Total	13,400,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until that option is exercised. If an underwriter fails or refuses to purchase any of its committed shares, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

Option to Purchase Additional Shares

The underwriters have an option to buy up to an additional 2,010,000 shares from us at the public offering price less the underwriting discounts and commissions to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise this option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above, and the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Commissions and Discounts

The underwriters propose to offer the shares of our Class A common stock directly to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at such offering price less a concession not in excess of $0.135 per share. After the initial offering of the shares to the public, the offering price and the selling concession may be changed by the underwriters.

The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$0.225	$0.225
Total	$3,015,000.00	$3,467,250.00

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $275,000, all of which will be paid by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.

No Sales of Similar Securities

We and our officers and directors have agreed with the underwriters that, for a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, we and they will not (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, including the filing (or participation in the filing) with the SEC of a registration statement under the Securities Act to register, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock or warrants or other rights to acquire shares of our Class A common stock of which such officer or director is now, or may in the future become, the owner or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such common stock, securities, warrants or other rights to acquire Class A common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or other securities, in cash or otherwise, or (3) for our officers and directors, other than Adam Gray, a member of our board of directors, publicly disclose the intention to enter into any transaction described in clause (1) or (2) above, except with the prior written consent of BMO Capital Markets Corp. and KeyBanc Capital Markets Inc.

The restrictions above do not apply to the following, subject to certain limitations set forth in the lock-up agreements:

•	transfers of securities as a bona fide gift;

•

transfers or dispositions of securities pursuant to a will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up signatory or by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

•	transfers or dispositions of securities to any trust for the direct or indirect benefit of the lock-up signatory or any member of the immediate family of the lock-up signatory;

•	distribution to limited partners, members or stockholders of the lock-up signatory;

•	transfers of securities to affiliates or to any investment fund or other entity controlled or managed by the lock-up signatory;

•	limited partners, general partners, limited liability company members or stockholders;

•

transfers or dispositions of shares of our common stock or securities convertible or exchangeable into shares of our common stock acquired in open market purchases after the completion of this offering; or

•	for our officers and directors, other than Mr. Gray, entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act.

Listing

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “PRPL.”

Price Stabilization, Short Positions, Penalty Bids and Market Making

In connection with the offering, the underwriters may purchase and sell shares of our Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Stock Market LLC, in the over-the-counter market or otherwise.

In connection with this offering, the underwriters may engage in passive market making transactions in the Class A common stock on The Nasdaq Stock Market LLC in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, a prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. Other than the prospectus in electronic format, the information on such websites is not part of this prospectus. The representatives may agree to allocate a number of shares of our Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. Entities affiliated with BMO Capital Markets Corp. and KeyBanc Capital Markets Inc., underwriters in this offering, are lenders under our 2020 Credit Agreement.

Conflicts of Interest

Because affiliates of BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. are lenders under the 2020 Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the 2020 Credit Agreement by us, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See the section titled “Use of Proceeds.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No prospectus or other disclosure document, as defined in the Corporations Act 2001 (Cth) of Australia, or Corporations Act, in relation to our securities has been or will be lodged with the Australian Securities & Investments Commission, or ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of our securities for resale in Australia within 12 months of that security being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

The Class A common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and

Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

France

Neither this prospectus supplement nor any other offering material relating to the securities described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the securities has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the securities to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

•	The securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The Class A common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The Class A common stock offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such common stock been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the Class A common stock offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the Class A common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa),

the “CONSOB,” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the Class A common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation No. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the Class A common stock or distribution of any offer document relating to the Class A common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the Class A common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The securities offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta púbica de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The Class A common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the Class A common stock has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant party which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

-

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

-	where no consideration is or will be given for the transfer; or

-	where the transfer is by operation of law.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the “Swedish Financial Supervisory Authority”). Accordingly, this document may not be made available, nor may the Class A common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the Class A common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the Class A common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the Class A common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the Class A common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the Class A common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for Class A common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of Section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) has been published or is intended to be published in respect of the Class A common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of Section 86(7) of FSMA) in the United Kingdom, and the Class A common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to Section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received in connection with the issue or sale of the Class A common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which Section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a United Kingdom relevant person should not act or rely on this document or any of its contents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of January 31, 2023, by:

•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock or Class B common stock;

•	each of our current named executive officers and directors; and

•	all executive officers and directors of the Company as a group.

The following table reflects beneficial ownership of shares of our common stock prior to this offering and does not give effect to any shares that may be acquired in this offering. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Class A Stock		Class B Stock		Voting Power
5% Stockholders, Directors, Executive Officers(1)	Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned	Percentage of Outstanding Class B Common Stock Beneficially Owned	Percentage of Aggregate Outstanding Voting Power
Coliseum Investors(2)	40,854,130	44.7%	—	—	44.5%
FMR, LLC(3)	11,099,516	12.2%	—	—	12.1%
Joseph B. Megibow(4)	103,500	*	—	—	*
Craig L. Phillips(5)	3,000	*	—	—	*
Robert T. DeMartini(6)	160,472	*	—	—	*
Bennett L. Nussbaum	—	*	—	—	*
John A. Legg(7)	2,075	*	—	—	*
Casey K. McGarvey(8)	155,352	*	95,000	21.2%	*
Patrice A. Varni(9)	3,123	*	—	—	*
Pano T. Anthos(10)	29,920	*	—	—	*
Gary T. DiCamillo(11)	159,774	*	—	—	*
Adam L. Gray(2)	40,854,130	44.7%	—	—	44.5%
Claudia Hollingsworth(12)	41,833	*	—	—	*
Paul J. Zepf(13)	95,506	*	—	—	*
Dawn M. Zier(14)	42,389	*	—	—	*
All directors and executive officers as a group(15) (14 individuals)	41,566,218	45.5%	95,000	21.2%	45.3%

*	Less than 1%
(1)

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043.

(2)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by entities listed below (the “Coliseum Investors”) is based solely on a Schedule 13D/A filed by the Coliseum Investors on January 17, 2023. According to the Schedule 13D/A, the Coliseum Investors and related entities beneficially own shares of Class A common stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	40,854,130	40,854,130	40,854,130
Coliseum Capital, LLC	33,475,078	33,475,078	33,475,078
Coliseum Capital Partners, L.P.	30,341,629	30,341,629	30,341,629
Coliseum Capital Co-Invest III, L.P.	3,133,449	3,133,449	3,133,449
Adam Gray	40,854,130	40,854,130	40,854,130
Christopher Shackelton	40,854,130	40,854,130	40,854,130

The business address of the Coliseum Investors is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3)

The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC is based solely on a Schedule 13G/A filed by FMR LLC on February 9, 2022. According to the Schedule 13G/A, FMR LLC and related entities beneficially own shares of Class A common stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
FMR LLC	2,914,982	—	7,930,285	—	7,930,285
Abigail P. Johnson	—	—	7,930,285	—	7,930,285

The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Consists of 103,500 shares of Class A common stock as confirmed by Mr. Megibow to the Company on February 1, 2023. Mr. Megibow resigned from his position as Chief Executive Officer and as a director effective December 13, 2021.

(5)	Consists of 3,000 shares of Class A common stock as confirmed by Mr. Phillips to the Company on February 1, 2023. Mr. Phillips’ employment as Chief Financial Officer was terminated August 18, 2021.
(6)

Consists of (i) 23,808 shares of Class A common stock, (ii) 68,332 shares of Class A common stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iii) 68,332 Restricted Stock Units that are scheduled to vest and convert into Class A common stock within 60 days.

(7)	Consists of 2,075 shares of Class A common stock as confirmed by Mr. Legg to the Company on February 2, 2023. Mr. Legg left the Company on April 11, 2022.
(8)

Consists of (i) 78,718 shares of Class A common stock, (ii) 95,000 shares of Class B common stock, (iii) 68,198 shares of Class A common stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iv) 8,436 shares of Class A common stock issuable upon the vesting of Restricted Stock Units within 60 days.

(9)	Consists of 3,123 shares of Class A common stock as of Ms. Varni’s last day of employment. Ms. Varni left the Company on October 18, 2022.
(10)	Consists of 29,920 shares of Class A common stock.
(11)	Consists of (i) 113,083 shares of Class A common stock, and (ii) warrants to purchase 46,691 shares of Class A common stock. Mr. DiCamillo’s warrants expired on February 2, 2023.
(12)	Consists of 41,833 shares of Class A common stock held by i2CEO, LLC. Ms. Hollingsworth has voting and dispositive control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.
(13)	Consists of 95,906 shares of Class A common stock.
(14)	Consists of 42,389 shares of Class A common stock.
(15)

Consists of (i) 41,295,564 shares of Class A common stock, (ii) 95,000 shares of Class B common stock, (iii) 136,530 shares of Class A common stock issuable pursuant to options currently exercisable or exercisable within 60 days, (iv) 87,433 shares of Class A common stock issuable pursuant to RSUs that are expected to vest within 60 days, and (v) warrants to purchase 46,691 shares of Class A common stock.

LEGAL MATTERS

The validity of the issuance of the shares of Class A common stock offered by us in this offering will be passed upon for us by Dorsey & Whitney, LLP, Salt Lake City, Utah. Latham & Watkins LLP, Menlo Park, California has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.purple.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by our Form 10-K/A, filed with the SEC on March 16, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 9, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 22, 2022, March 24, 2022, March 28, 2022, April 14, 2022, May 3, 2022, May 18, 2022, June 1, 2022, June 3, 2022, August 16, 2022, September 1, 2022 (other than Item 7.01), September 27, 2022 (other than Item 7.01), October 18, 2022 (other than Item 7.01), November 8, 2022, December 15, 2022, January 9, 2023, January 19, 2023, and January 30, 2023;

•	the description of our Class A common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on July 29, 2015, as updated by the description of our Class A common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022; and

•	the description of our Series A Junior Participating Preferred Stock (currently traded with our common stock) contained in our Registration Statement on Form 8-A filed on September 27, 2022 (File No. 001-37523) including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Requests for such documents should be directed to:

Purple Innovation, Inc.

4100 North Chapel Ridge Road, Suite 200

Lehi, Utah 84043

(801) 756-2600

Attention: Casey McGarvey, Chief Legal Officer

You may also access the documents incorporated by reference in this prospectus supplement and the accompanying prospectus through our website at www.purple.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus or the registration statement of which they form a part.

PROSPECTUS

$90,000,000

Purple Innovation, Inc.

Class A Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $90,000,000. We may also offer shares of Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, or Class A common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “PRPL”. On January 26, 2023, the last reported sale price for our Class A common stock was $5.56 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $90,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We have several trademarks registered with the U.S. Patent and Trademark Office (USPTO), including EquaPressure®, WonderGel® and EquaGel® (for cushions), and Purple®, No Pressure®, Hyper-Elastic Polymer®, Somnigel®, Gel Matrix®, GelFlex®, Intellibed®, Gelee®, Intellipillow®, Matrix®, and Sleep Genius® (for plasticized elastomeric gel and certain types of products including mattresses, seat cushions, bed linen, mattress foundation and others). Additional registered trademarks include Purple Grid®, The Purple Mattress®, Purple Hybrid®, Purple Hybrid Premier®, Purple Plus®, Purple Plush®, Purple Duvet®, Purple Sheets®, Softstretch®, Purple Powerbase®, Purple Pillow®, Purple Foundation®, Reinventing Comfort®, Twincloud®, Ascent®, Furple®, and Purple Pay®. Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames may be referred to in the remainder of this prospectus without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Purple,” “Purple Inc.,” the “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc., a Delaware corporation, and, where appropriate, its subsidiary Purple Innovation, LLC (“Purple LLC”).

Overview

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, bases, sheets, and other products. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through direct-to-consumer e-commerce and Purple retail showrooms and retail brick-and-mortar wholesale partners.

Recent Developments in our Business

Acquisition

On August 31, 2022, we acquired Intellibed, LLC (“Intellibed”), a premium sleep and health wellness company, offering gel-based mattresses scientifically designed for maximum back support, spinal alignment and pressure point relief. We believe that the addition of Intellibed will increase product offerings to customers, expand market opportunities, capitalize on synergies of the combined companies, and increase opportunities for innovation. In addition, the acquisition allowed us to consolidate ownership of our intellectual property and more fully capitalize on growing demand for products with gel technologies. The total purchase consideration for the acquisition was $28.3 million, which primarily consisted of 8.1 million shares of Class A common stock. Purchase consideration also included the fair value of 0.5 million shares of Class A common stock held in escrow pending resolution of net working capital adjustments and general representation and warranty provisions of the agreement, the fair value of contingent consideration of 1.5 million shares of Class A common stock issuable to Intellibed securityholders depending upon the price of the Class A common stock over the next 18 months, $1.4 million gain related to the fair value of a preexisting legal matter that was effectively settled on the acquisition date, and $0.9 million related to the fair value of other items.

Coliseum Capital Management, LLC Proposal

On September 17, 2022, we received an unsolicited and non-binding proposal from Coliseum Capital Management, LLC (“CCM”) to acquire our remaining outstanding common stock not already beneficially owned by CCM for $4.35 per share in cash. At the time of the offer, CCM beneficially owned approximately 45% of our outstanding equity. The CCM proposal is conditioned upon the transaction being (a) negotiated by, and subject to the approval of, a special committee of independent and disinterested members of the board of directors (the “Special Committee”) and (b) subject to a non-waivable condition requiring approval by the affirmative vote of a majority of the shares of common stock not owned by CCM or other interested parties. The Special Committee was formed by the board of directors to determine the necessary actions to evaluate the CCM proposal and determine the course of action that is in the best interests of all of our shareholders. The board of directors expressly granted the Special Committee the ability to decline the CCM proposal. In addition, the Special Committee adopted the Rights Agreement (as defined below) to have the time and flexibility necessary to evaluate the CCM offer.

Stockholder Rights Agreement

On September 25, 2022, with the authorization of the board of directors, the Special Committee approved the adoption of a limited-duration stockholder rights agreement (the “Rights Agreement”) with an expiration date of September 25, 2023. The Special Committee adopted the Rights Agreement in response to CCM’s substantial increase in ownership of our shares over the last year and the Special Committee’s desire to have the time and flexibility necessary to evaluate CCM’s offer to acquire our outstanding common stock not already beneficially owned by CCM. The Rights Agreement is intended to enable our shareholders to realize the full value of their investment and to guard against any attempts to gain control of us without paying all shareholders an appropriate control premium. The Rights Agreement applies equally to all current and future shareholders and does not deter any offer or preclude the Special Committee from considering an offer that is fair and otherwise in the best interests of our shareholders.

Upon adopting the Rights Agreement, 300,000 shares of our authorized shares of preferred stock, par value $0.0001 per share, were designated as Preferred Shares. In accordance with the Rights Agreement, on September 25, 2022, the Special Committee authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our Class A and Class B common stock to stockholders of record at the close of business on October 6, 2022. Upon the occurrence of certain triggering events, each Right entitles the holder to purchase from us one one-thousandth of a share of the newly designated Preferred Shares at an exercise price of $20.00. The Rights will be exercisable only if a person or group acquires beneficial ownership (including certain synthetic equity positions created by derivative securities) of 20% or more of our outstanding shares of common stock. Any person or group that beneficially owned more than the triggering percentage when the board of directors adopted the Rights Agreement may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Agreement.

Equity Financing

In March 2022, we completed an underwritten public offering of 16.1 million shares of Class A common stock, which included the additional 2.1 million shares of the over-allotment option that the underwriters exercised in full. The aggregate net proceeds received by us from the offering, after deducting offering expenses of $0.3 million, totaled $92.9 million.

Debt Financing

On September 3, 2020, Purple LLC entered into the 2020 Credit Agreement that provided for a $45.0 million term loan and a $55.0 million revolving line of credit. In November 2021, we executed a $55.0 million draw on its revolving line of credit, which represented the full amount available under the line. On March 31, 2022, we used a portion of the net proceeds from our underwritten public offering, described above, to repay in full the $55.0 million of principal outstanding on the revolving line of credit.

Our operating and financial results for the year ended December 31, 2021 did not satisfy the financial and performance covenants required under the 2020 Credit Agreement. On February 28, 2022, prior to the covenant compliance certification date, we entered into the first amendment of the 2020 Credit Agreement to avoid a breach of these covenants and potential default. This amendment contained a covenant waiver period such that the net leverage ratio and fixed charge coverage ratio would not be tested for the fiscal quarters ended

December 31, 2021, March 31, 2022 and June 30, 2022. Other modifications in the amendment included revised leverage ratio and fixed charge coverage definitions and thresholds, the addition of minimum liquidity requirements with mandatory prepayments of the revolving loan if cash exceeded $25.0 million, new weekly and monthly reporting requirements, limits on the amount of capital expenditures, the addition of a lease incurrence test for opening additional showrooms, additional negative covenants during a covenant amendment period that extends into 2023 until certain conditions are met, and the interest rate was changed from LIBOR plus 3.00% to SOFR plus 4.75%. Pursuant to this amendment, we made a $2.5 million payment on the term loan to cover the four quarterly principal payments due in 2022 and incurred fees and expenses of $0.8 million that were recorded as debt issuance costs.

On March 23, 2022, we entered into a second amendment to the 2020 Credit Agreement. This amendment modified the 2020 Credit Agreement to allow CCM and its investment affiliates to acquire 35% or more of the combined voting power of all of our equity interests entitled to vote for the election of members of our board of directors without constituting an event of default. CCM is considered a related party of us in that Adam Gray, a member of our board of directors, serves as a managing partner of CCM. Pursuant to this amendment, we incurred fees and expenses of $0.4 million that were recorded as debt issuance costs.

On May 13, 2022 and September 9, 2022, we entered into a third and fourth amendment, respectively, to the 2020 Credit Agreement. These amendments modified the permitted leases schedule to reflect a change in showroom locations and a new lease for an innovation building. The amendments did not meet the criteria for a modification of existing debt and the minimal expenses were recorded as a general and administrative expense.

On July 14, 2022, we received consent under the 2020 Credit Agreement allowing our acquisition of Intellibed to constitute a permitted acquisition under the 2020 Credit Agreement. We incurred fees and expenses of $0.3 million that were recorded as general and administrative expense.

Operational Developments

The COVID-19 pandemic has impacted many aspects of our operations, directly and indirectly, including disruption of our employees, consumer behavior, distribution and logistics, our suppliers, and the market overall. The scope and nature of these impacts continue to evolve. Soon after the pandemic began, we experienced an increase in demand in our e-commerce channel, and in 2020 and 2021 we increased our production capacity to match actual and anticipated demand growth. In 2022, after two years of the pandemic, we began experiencing a pull-back in growth that left us with excess operational capacity in facilities, equipment, and personnel. Beginning in the first quarter of 2022 and continuing into the third quarter, we rebalanced production and fulfillment operations in our different facilities, reduced employee headcount and took other actions to lower costs.

We are closely monitoring the impacts of COVID-19 and general economic conditions on global supply chain, manufacturing, and logistics operations. As inflationary pressures increase, we anticipate that our production and operating costs will similarly increase. In addition, COVID-19 and other events, including port closures or labor shortages, have resulted in the continuation or worsening of manufacturing and shipping costs, delays and constraints. While most of our domestic suppliers have been able to continue operations and provide necessary materials when needed, we have experienced some constraints from certain suppliers, with respect to both the availability and cost of materials. In addition, as experienced in other industries, in order to remain competitive in hiring and retaining the labor necessary to maintain our production levels, we have increased wages and other compensation. These increases in materials, labor and freight costs have resulted in higher cost of goods sold and lower margins. We believe that materials, labor and freight costs will continue to remain at elevated levels or increase further in the foreseeable future.

In the fourth quarter of 2021 and continuing into 2022, our gross profits and results of operations have been, and we expect will continue to be adversely affected by elevated levels of materials, labor and freight costs and lower-than-expected demand levels. In early 2022, to offset the impact of higher costs on our gross profits, we increased prices and initiated several other projects to improve efficiencies and reduce costs, including balancing production between facilities to reduce freight costs and shorten delivery times. As the softening of demand for home related products continues, and consumer spending habits shift from e-commerce to brick and mortar, we are investing in showroom expansion where we are in the early stages of developing our capabilities. We also are growing our wholesale partner door count and focusing on improving wholesale door productivity. We ended the third quarter with 51 Purple showrooms after opening 11 new locations during the third quarter and we plan to add three more showrooms over the remainder of the year. In addition, at the end of the third quarter, our products are being sold through approximately 3,300 wholesale doors, having added approximately 800 net new doors during the first nine months of 2022. Improving the sales productivity of our wholesale doors remains a primary focus and a critical component of our strategy to respond to shifting demand patterns. After several years of hyper growth and increased investments to support current and future expansion, we are now building the framework for strong operational maturity and accountability after focusing on right-sizing our operations, improving our execution, and refining our strategies that will drive share gains in the premium mattress category and position us for accelerated growth when market conditions improve. We have also intentionally reduced our advertising spending in 2022 to improve marketing efficiency, stabilize profitability in a challenging macroeconomic environment and align spending with the current demand environment.

The acquisition of Intellibed is expected to be a strong strategic addition to us because of shared technology, geographic proximity of their primary facility, and target market extension. In addition, the acquisition allowed us to consolidate ownership of our intellectual property and more fully capitalize on growing demand for products with gel technologies. Intellibed’s higher price points compared to our existing product offerings will be a natural extension of our product line. The acquisition also benefits us by accelerating our product development schedule several years by being able to immediately enter the luxury segment of the sleep and wellness industry. In addition, we expect to capitalize on synergies of the combined companies and benefit from expanding the market presence of Intellibed’s product offerings.

Outlook for Growth

To support our plans for future growth and sustained profitability, we are focusing on the following opportunities:

•	Develop and execute on strategies to meaningfully expand our wholesale business by prioritizing existing door profitability.

•	Build premium brand position to grow market share of the premium mattress category.

•	Refine and enhance marketing strategies to reach a broader audience, increase customer engagement and reduce dependency on price promotions as a means of driving sales.

•	Strengthen research and development disciplines and go-to-market processes to further develop our current product categories and position our business to eventually expand to additional categories.

•	Manage production labor and capacity utilization to promote efficient use of our manufacturing facilities as we grow into our production footprint.

•	Manage input costs, operating efficiencies, and pricing to offset gross profit erosion.

There is no guarantee that we will be able to effectively execute on these opportunities, which are subject to risks, uncertainties, and assumptions that are difficult to predict, including the risks described under “Part I—Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 and elsewhere herein. Therefore, actual results may differ materially and adversely from those described above. In addition, we may, in the future, adapt these focuses in response to changes in the market or our business.

Corporate Information

The Company consists of Purple Inc. and its consolidated subsidiary, Purple LLC. Purple Inc. was incorporated in Delaware on May 19, 2015 as a special purpose acquisition company under the name of GPAC. On February 2, 2018, we consummated a transaction structured similar to a reverse recapitalization (the “Business Combination”) pursuant to which Purple Inc. acquired an equity interest in Purple LLC and became its sole managing member. As the sole managing member of Purple LLC, Purple Inc., through its officers and directors, is responsible for all operational and administrative decision making and control of the day-to-day business affairs of Purple LLC without the approval of any other member. At September 30, 2022, Purple Inc. had a 99.5% economic interest in Purple LLC while other Class B unit holders had the remaining 0.5%.

Our principal executive offices are located at 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043 and our telephone number is (801) 756-2600. Our website address is www.purple.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Securities We May Offer

We may offer up to $90,000,000 of Class A common stock, preferred stock, warrants, debt securities, subscription rights and units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Holders of our Class A common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Each share of Class A Common Stock includes an associated right to purchase Series A Preferred Stock (as defined below). Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing the Class A Common Stock, and may be transferred only with the Class A Common Stock. No separate consideration is payable for the preferred share purchase rights. See “Rights to Purchase Series A Junior Participating Preferred Stock.”

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into Class A common stock.

Warrants

We may issue warrants for the purchase of Class A common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Class A common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided in the section titled “Where You Can Find More Information.”

Subscription Rights

We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and “Part II—Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company, changes in the markets in which Purple competes, expansion plans and opportunities, expansion of the direct to consumer market, our expectation of opening additional Purple retail showrooms, increases in capital, advertising and operational expenses, and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements in this prospectus are made only as of the date hereof and are only predictions. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some of these risks, uncertainties and assumptions are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These risks and others described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may not be exhaustive.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section titled “Where You Can Find More Information.”

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These statements are based on information available to us as of the date of this prospectus, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock and does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (the “Bylaws”), which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized and Outstanding Stock

Our authorized capital stock consists of: (a) 300 million shares of common stock, which consists of (i) 210 million shares of Class A common stock, par value of $0.0001 per share, and (ii) 90 million shares of Class B common stock, par value of $0.0001 per share; and (b) 5 million shares of undesignated preferred stock, $0.0001 par value per share. As of December 21, 2022, there were 91,390,218 shares of Class A common stock issued and outstanding, held by approximately 21 stockholders of record; 448,279 shares of Class B common stock issued and outstanding, held by approximate 14 stockholders of record; no shares of preferred stock issued or outstanding and approximately 1.9 million Sponsor Warrants (as defined below) outstanding, which are exercisable for an aggregate of less than one million shares of Class A common stock and held of record by approximately 7 holders of warrants. Such numbers of stockholders do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our Certificate of Incorporation and Bylaws, our outstanding warrants, our registration rights agreement and the DGCL. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our Certificate of Incorporation, Bylaws, the warrant agreement and registration rights agreement, as well as the relevant provisions of the DGCL.

Common Stock

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon is required to approve any such matter voted on by our stockholders. Directors are elected by a majority of the votes cast by the holders of our common stock present in person or represented by proxy and entitled to vote at an annual meeting of stockholders. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the board of directors will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the board of directors will publicly disclose its decision and rationale. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Dividends

Holders of Class A common stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Liquidation

In the event of a liquidation, dissolution or winding up of the Company, the stockholders of our Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock.

Preemptive or Other Rights

On February 1, 2018 the Company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC – Series A (“Blackwell”), pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A common stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A common stock of the Company at a purchase price of $10.00 per share (the “Coliseum Private Placement”). The shares of the Company’s Class A common stock issued in the Coliseum Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. In connection with the Coliseum Private Placement, Global Partner Sponsor I LLC (the “Sponsor”) assigned (i) an aggregate of 1,293,750 additional shares of Class A common stock (the “Coliseum Founder Shares”) to CCP and Blackwell and (ii) an aggregate of 3,282,500 warrants to purchase 1,641,250 shares of Class A common stock (the “Coliseum Warrants”) to CCP, Blackwell, and Coliseum Co-Invest Debt Fund, L.P. (“CDF” and together with CCP and Blackwell the “Coliseum Investors”)

In connection with the Coliseum Private Placement, we granted to the Coliseum Investors preemptive rights for the future sale of Company securities. So long as the Coliseum Investors hold at least 50% of the shares of Class A common stock acquired in the Coliseum Private Placement, the Coliseum Investors are entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

In addition, the Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s Class A common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

Each share of Class A Common Stock includes an associated right to purchase Series A Preferred Stock (as defined below). Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing the Class A Common Stock, and may be transferred only with the Class A Common Stock. No separate consideration is payable for the preferred share purchase rights. See “Rights to Purchase Series A Junior Participating Preferred Stock.”

Other than as described above in this section, our stockholders have no preemptive or other subscription rights. There are also no redemption rights or sinking fund provisions applicable to our Class A common stock.

Registration Rights

Coliseum Registration Rights Agreement

On February 2, 2018, the Company entered into a registration rights agreement (the “Coliseum Registration Rights Agreement”) with the Coliseum Investors, providing for the registration under the Securities

Act of (i) the shares issued in the Coliseum Private Placement, (ii) the Coliseum Warrants and the shares issuable upon the exercise of the Coliseum Warrants and (iii) the Coliseum Founder Shares, subject to customary terms and conditions.

The Coliseum Investors will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In May 2021, one of these three demand registration rights was exercised, leaving rights to make written demands for two more registrations. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will pay the costs and expenses of filing any such registration statements. Under the terms of the Coliseum Registration Rights Agreement, the Company is obligated to pay any underwriting discounts or selling commissions, placement agent or brokers fees, or similar discounts, commissions, or fees payable incurred in connection with the sale of such registrable securities.

Incremental Loan Warrants Registration Rights Agreement

In connection with Purple LLC’s entry into the Amended and Restated Credit Agreement on February 26, 2019 with certain of the Coliseum Investors (the “Coliseum Lenders”), the Company issued to the Coliseum Lenders warrants to purchase shares of the Company’s Class A common stock (the “Incremental Loan Warrants”). The Company also entered into a Registration Rights Agreement (the “Incremental Loan Warrants Registration Rights Agreement”) providing for the registration under the Securities Act of the Incremental Loan Warrants and the shares of Class A common stock underlying the Incremental Loan Warrants, subject to customary terms and conditions. The Incremental Loan Warrants Registration Rights Agreement entitles the warrantholders to demand registration of these securities and also to piggyback on the registration of Company securities by the Company and other existing Company security holders. Under the terms of the Incremental Loan Warrants Registration Rights Agreement, the Company is obligated to pay any underwriting discounts or selling commissions, placement agent or brokers fees, or similar discounts, commissions, or fees payable incurred in connection with the sale of such registrable securities.

Class B Common Stock

The Class B common stock may only be issued to and held by InnoHold, LLC (“InnoHold”) and its permitted transferees (collectively, the “Permitted Holders”).

Voting Rights

Holders of Class B common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon is required to approve any such matter voted on by our stockholders. Directors are elected by a majority of the votes cast by the holders of our common stock present in person or represented by proxy and entitled to vote at an annual meeting of stockholders. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the board of directors will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the board of directors will publicly disclose its decision and rationale. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Dividends and Liquidation

The Class B common stock is not entitled to receive dividends, if declared by the board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company.

Other Restrictions and Rights

Each share of Class B Common Stock includes an associated right to purchase Series A Preferred Stock (as defined below). Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing the Class B Common Stock, and may be transferred only with the Class B Common Stock. No separate consideration is payable for the preferred share purchase rights. See “Rights to Purchase Series A Junior Participating Preferred Stock.”

There are no sinking fund provisions applicable to our Class B common stock.

At any time Purple LLC issues a Class B Common Unit (“Class B Unit”) to a Permitted Holder, the Company will issue a share of Class B common stock to such Permitted Holder. Upon an exchange of a Class B Unit pursuant to the Exchange Agreement dated February 2, 2018 with Purple LLC, InnoHold and the Class B Unit holders who became a party thereto (the “Exchange Agreement”) for a share of Class A common stock (an “Exchange”), the corresponding share of Class B common stock will be automatically cancelled for no consideration. Shares of Class B common stock may only be transferred to a person other than the Company or Purple LLC if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Exchange Rights

An Exchange of Class B common stock and Class B Units (together with an equal number of shares of Class B common stock, the “Paired Securities”) must be made under the terms of the Exchange Agreement. The Exchange Agreement provides for an initial exchange ratio of (i) one share of Class B common stock plus (ii) one Class B Unit for one share of Class A common stock, in each case subject to certain adjustments.

Under the Exchange Agreement, holders of Paired Securities may elect to exchange all or any portion of their Paired Securities for shares of Class A common stock by delivering a notice to the Company setting forth the number of Paired Securities to be exchanged. Each share of Class B common stock and each Class B Unit so exchanged will be cancelled upon the issuance of the underlying Class A common stock.

In certain cases, adjustments to the exchange ratio will occur in case of a split, reclassification, recapitalization, subdivision or similar transaction of or relating to the Class B Units or the shares of Class A common stock and Class B common stock or a transaction in which the Class A common stock is exchanged or exchanged into other securities or property. The exchange ratio will also adjust in certain circumstances when the Company acquires Class B Units other than through an exchange into shares of Class A common stock.

The right of a holder of Paired Securities to exchange may be limited by the Company if it reasonably determines in good faith that such restrictions are required by applicable law (including securities laws), such exchange would not be permitted under other agreements of such holder with the Company or its subsidiaries, including the operating agreement of Purple LLC, or if such exchange would cause Purple LLC to be treated as a “publicly traded partnership” under applicable tax laws.

The Company and each holder of Paired Securities shall pay its own expense regarding the Exchange except that the Company shall be responsible for transfer taxes, stamp taxes and similar duties.

The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is included as Exhibit 10.6 to our Annual Report on Form 10-K, which is incorporated by reference herein.

Preferred Stock

Pursuant to our Certificate of Incorporation, our preferred stock may be issued from time to time in one or more series. The directors are expressly authorized, without stockholder approval other than as may be required by Nasdaq Global Market rules, to provide for the issuance of shares of the preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, designations and other special rights or restrictions. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying, or preventing a change of control.

Rights to Purchase Series A Junior Participating Preferred Stock

On September 25, 2022, the Special Committee adopted the Rights Agreement and declared a dividend of one right (a “Right”) for each outstanding share of Class A common stock and Class B common stock, to stockholders of record at the close of business on October 6, 2022 (the “Record Date”). Each Right entitles its holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of the Company at an exercise price of $20.00 per Right, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, between the Company and Pacific Stock Transfer Company, as rights agent (and any successor rights agent, the “Rights Agent”).

The Special Committee authorized the adoption of the Rights Agreement to protect against any coercive or abusive takeover tactics, and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize the full and fair value of their investment.

The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

The Rights. The Rights will attach to any shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Rights Agreement.

Until the Distribution Time, the Rights are associated with Common Stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Rights Agreement by reference, and the Rights are transferable with and only with the underlying shares of Common Stock.

Until the Distribution Time, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the Rights.

The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

•

the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns the Specified Percentage (as defined below) or more of the outstanding shares of Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

•

the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

“Specified Percentage” shall mean 20% (twenty percent) when referring to the Beneficial Ownership of any Person.

An Acquiring Person does not include:

•	the Company or any subsidiary of the Company;

•	any officer, director or employee of the Company or any subsidiary of the Company in his or her capacity as such;

•

any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company; or

•

any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owns the Specified Percentage or more of the outstanding shares of Common Stock so long as such person or group continues to beneficially own at least the Specified Percentage of the outstanding shares of Common Stock and does not acquire shares of Common Stock to beneficially own an amount equal to or greater than the greater of the Specified Percentage and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Rights Agreement plus one share of the then outstanding shares of Common Stock.

In addition, the Rights Agreement provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from the Company or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts.

Expiration Time. The Rights will expire on the earliest to occur of (a) the close of business on September 25, 2023 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by the Company (as described below) or (c) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person (the earliest of (a), (b), and (c) being herein referred to as the “Expiration Time”).

Flip-in Event. In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, Class A Common Stock having a value equal to two times the exercise price of the Right.

For example, at an exercise price of $20.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $40.00 worth of Class A Common Stock for $20.00. Assuming that Class A Common Stock had a per share value of $4.00 at that time, the holder of each valid Right would be entitled to purchase 10 shares of Class A Common Stock for $2.00.

Flip-over Event. In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):

•	the Company consolidates with, or merges with and into, any other entity, and the Company is not the continuing or surviving entity;

•

any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•

the Company sells or otherwise transfers, in one transaction or a series of related transactions, fifty percent (50%) or more of the Company’s assets, cash flow or earning power, each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Preferred Stock Provisions. Each share of Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1,000 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of Common Stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation, will have the same voting power as 1,000 shares of Class A Common Stock and, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of Common Stock.

Anti-dilution Adjustments. The exercise price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock,

•

if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or

•

upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least one percent (1%) of the exercise price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

Redemption; Exchange. At any time prior to the Final Expiration Time, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, Class A Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at a later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time before any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of fifty percent (50%) or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Amendment of the Rights Agreement. The Company and the Rights Agent may from time to time amend or supplement the Rights Agreement without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).

Miscellaneous. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class A Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.

Warrants to Purchase Class A Common Stock

As of December 21, 2022, we had outstanding warrants to purchase Class A common stock as follows:

	Total Outstanding and Exercisable	Underlying Shares of Common Stock	Exercise Price per Share	Expiration Date
Sponsor Warrants issued in February 2018 initial public offering	1,855,751	927,875	$11.50	February 2, 2023

There were 15,525,000 warrants (the “Public Warrants”) issued in the initial public offering of Global Partner Acquisition Corp. (the predecessor to the Company) and 12,815,000 warrants (the “Sponsor Warrants”) issued in a private placement simultaneously with such initial public offering. The Public Warrants were redeemed by the Company in accordance with their terms in November 2020. The terms of the Sponsor Warrants are described below.

Sponsor Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Class A common stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time after March 4, 2018. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Class A common stock. For example, if a warrantholder holds one warrant to purchase one half of a share of Class A common stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Class A common stock. Warrants must be exercised for a whole share. The warrants will expire February 2, 2023, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Registration Rights. We agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we would use our best efforts to file with the SEC the registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. That registration statement was filed within fifteen (15) business days of the Business Combination. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Adjustment for Stock Splits and Other. If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

Amendments. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Pursuant to the warrant agreement between the Company and Continental Stock Transfer & Trust Company (or its successor), for so long as the Sponsor or a permitted transferee of the Sponsor holds Sponsor Warrants, such holder may exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. As of December 21, 2022, approximately 1.9 million Sponsor Warrants remained outstanding, which are exercisable for an aggregate of less than one million shares of Class A common stock. If the Sponsor Warrants are transferred other than to a permitted transferee, such warrants will no longer be exercisable on a cashless basis and we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when such warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A common stock to be issued to the warrantholder.

The foregoing summary of the Sponsor Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the warrant agreement, a copy of which is included as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference herein.

Equity Awards

As of September 30, 2022, 1.0 million shares of Class A common stock remained available for issuance under our 2017 Equity Incentive Plan and stock-based compensation associated with equity awards issued under the plan during the nine months ended September 30, 2022 totaled $2.6 million.

Exclusive Jurisdiction

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of us;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or

•	any action asserting a claim against us governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Certain Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limitations on Stockholder Ability to Act by Written Consent or Call Special Meetings. The Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting. Further, the Bylaws and Certificate of Incorporation provide that special meetings of stockholders may be called only by the Chairman of the board of directors, the Chief Executive Officer, or the board of directors acting pursuant to a resolution adopted by a majority of the board of directors.

Transfer Agent and Registrar

Our transfer agent and registrar is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003. Their telephone number is (484) 416-3124.

Market Listing

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “PRPL.”

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or Class A common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or Class A common stock and may be attached to or separate from any offered securities. If we choose to use a warrant agent, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any; to receive payments upon our liquidation, dissolution or winding up; to receive notice as stockholders with respect to meetings of stockholders; or to exercise voting or consent rights, if any.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into shares of our Class A common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. While the terms we have summarized herein will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures thereto that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the applicable indenture;

•

additions to or changes in the provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under the applicable indenture;

•	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series;

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	the subordination terms of the debt securities of the series, if any.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided,

however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, on each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal of, premium, if any, or interest on, such debt securities, unless we have cured the default or event of default in accordance with the indentures. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Class A common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our Class A common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets, (4) through a combination of any of these methods or (5) through any other methods described in a prospectus supplement. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any prospectus supplement will include, to the extent applicable, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in “at the market” offerings in an existing trading market in accordance with Rule 415(a)(4). Any “at the market” offering will be through an underwriter or underwriters acting as principal or agent for us.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may issue to the holders of our Class A common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our Class A common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.

Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on the Nasdaq Stock Market LLC may engage in passive market making transactions in the securities on the Nasdaq Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dorsey & Whitney LLP, Salt Lake City, UT.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.purple.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by our Form 10-K/A, filed with the SEC on March 16, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 9, 2022;

•

our Current Reports on Form 8-K filed with the SEC on March  22, 2022, March  24, 2022, March 28, 2022,  April 14, 2022, May  3, 2022, May 18, 2022,  June 1, 2022,  June 3, 2022,  August 16, 2022,  September 1, 2022 (other than Item 7.01),  September 27, 2022  (other than Item 7.01), October 18, 2022  (other than Item 7.01), November  8, 2022 December  15, 2022, January  9, 2023, and January 19, 2023;

•

the description of our Class A common stock, which is contained in the Registration Statement on  Form 8-A, as filed with the SEC on July 29, 2015, as updated by the description of our Class A common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022; and

•

the description of our Series A Junior Participating Preferred Stock (currently traded with our common stock) contained in our Registration Statement on Form 8-A filed on September 27, 2022 (File No. 001-37523) including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Purple Innovation, Inc.

4100 North Chapel Ridge Road, Suite 200

Lehi, Utah 84043

(801) 756-2600

Attention: Casey McGarvey, Chief Legal Officer

You may also access the documents incorporated by reference in this prospectus through our website at www.purple.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

13,400,000 Shares

Purple Innovation, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

BMO Capital Markets          KeyBanc Capital Markets

Truist Securities	Raymond James

Craig-Hallum	Roth Capital Partners	Wedbush Securities

February 8, 2023